                                                                 EXHIBIT (a)(13)

          First Supplement to the Offer to Purchase dated July 30, 1998

                         COOPER RIVER PROPERTIES, L.L.C.

              Has Amended its Offer and is Now Offering to Purchase
               Up to 300,000 Units of Limited Partnership Interest

                                       of
                CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2,
                        a California limited partnership

                                       at
                                $42 NET PER UNIT


================================================================================
    THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD HAVE BEEN EXTENDED AND
            NOW WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON THURSDAY,
                DECEMBER 31, 1998, UNLESSTHE OFFER IS EXTENDED.
================================================================================

                                                               December 15, 1998
To:      The Limited Partners of
         Consolidated Capital Institutional Properties/2

         This document supplements and updates the Offer to Purchase, dated July 30, 1998, previously sent to you. It contains important information that you should read carefully. Capitalized terms used but not defined in this document have the same meanings as in the Offer to Purchase.

         The Purchaser (which is an affiliate of the General Partner) has reduced the purchase price of the Offer and is now offering to purchase up to 300,000 of the outstanding units of limited partnership interest ("Units") of Consolidated Capital Institutional Properties/2 , a California limited partnership (the "Partnership"), at a purchase price of $42 per Unit (the "Purchase Price"), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 30, 1998, this First Supplement and the related Assignment of Partnership Interest.

         Procedures for tendering Units are set forth in Section 3 of the Offer to Purchase. Limited Partners who previously tendered Units and who wish to receive the new, lower price of $42 per Unit do not need to take any further action.

         THE PURCHASER NO LONGER IS OFFERING TO PURCHASE UNITS FOR $50 PER UNIT REGARDLESS OF WHETHER UNITS HAVE BEEN PREVIOUSLY TENDERED. LIMITED PARTNERS WHO DESIRE TO WITHDRAW PREVIOUSLY TENDERED UNITS MAY DO SO IN ACCORDANCE WITH
SECTION 4 OF THE OFFER TO PURCHASE.




                                         COOPER RIVER PROPERTIES, L.L.C.


                        --------------------------------
           For More Information or for Further Assistance Please Call:
                           Beacon Hill Partners, Inc.
                                 (800) 954-9486


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                                    THE OFFER

         SECTION 13.     BACKGROUND OF THE OFFER.

         Section 13 is hereby amended by the addition of the following information:

         Determination of Purchase Price.

         Purchaser's Estimate of Gross Real Estate Value. The Purchaser determined the Purchase Price based on the following information on CCEP/2 as of December 31, 1997:



                                   Residential

-----------------------------------------------------------------------------------------------------------------

                               1997 NOI (net of capital
       Property Name                 expenditures)              Capitalization Rate         Gross Property Value
-----------------------------------------------------------------------------------------------------------------
Canyon Crest                            $465,929                       11.95%                   $3,900,000
-----------------------------------------------------------------------------------------------------------------
Highcrest Townhomes                     $772,578                       10.25%                   $7,537,000
-----------------------------------------------------------------------------------------------------------------
Village Brooke                          $982,757                       10.50%                   $9,360,000
-----------------------------------------------------------------------------------------------------------------
Windmere                                $721,067                       10.76%                   $6,700,000
-----------------------------------------------------------------------------------------------------------------
Total                                 $2,942,331                                               $27,497,000
-----------------------------------------------------------------------------------------------------------------



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




                                   Commercial

----------------------------------------------------------------------------------------------------------------

                                1997 NOI (net of capital
       Property Name                 expenditures)             Capitalization Rate*         Gross Property Value
----------------------------------------------------------------------------------------------------------------
Central Park Place                      $560,309                                                $6,300,000
----------------------------------------------------------------------------------------------------------------
Central Park Plaza                      $571,892                                                $6,500,000
----------------------------------------------------------------------------------------------------------------
Crescent Building                       $148,681                                                $2,600,000
----------------------------------------------------------------------------------------------------------------
Lahser I                                $443,624                                                $4,900,000
----------------------------------------------------------------------------------------------------------------
Lahser II                               $285,419                                                $3,300,000
----------------------------------------------------------------------------------------------------------------
Richmond Center Plaza                 $1,722,207                                                $7,500,000
----------------------------------------------------------------------------------------------------------------
Town Central Plaza                      $392,161                                                $8,400,000
----------------------------------------------------------------------------------------------------------------
Total                                 $4,124,293                                               $39,500,000
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Total Residential and
Commercial                            $7,066,624                                               $66,997,000
----------------------------------------------------------------------------------------------------------------



     Gross valuation of the Partnership's properties.............................................  $     66,997,000
     Plus: Cash and cash equivalents.............................................................        11,257,554
     Plus: Other net assets......................................................................         3,205,833
     Less: Mortgage debt, including interest.....................................................       (33,005,833)
     Less: Accounts payable and other accrued liabilities........................................          (623,721)
     Less: Other liabilities.....................................................................        (1,551,968)
                                                                                                   ----------------
     Partnership valuation before taxes and certain costs........................................  $     46,278,085
     Less: Disposition fees......................................................................                 0
     Less: Extraordinary capital expenditures and deferred maintenance...........................        (2,681,232)
     Less: Closing costs.........................................................................        (5,024,775)
                                                                                                   ----------------
     Net valuation of the Partnership............................................................  $     38,572,078
     Percentage of liquidation proceeds allocated to holders of Units............................           100.00%
                                                                                                   ----------------
     Estimated net valuation of Units............................................................  $     38,572,078
                  Total number of Units..........................................................           909,134
                                                                                                   ----------------
     Cash consideration per Unit.................................................................  $             42
                                                                                                   ================



--------
* Commercial valuations are based on lease terms, cash flow, commissions and tenant improvements.


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